Exhibit 10.19

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

LOAN CONTRACT

THIS LOAN CONTRACT (the “Contract”) is entered into by and between the following parties on this 9th day of March, 2020 in Shanghai, the People’s Republic of China (hereinafter referred to as the “PRC”, and, for the purpose of this Contract, excluding Hong Kong SAR, Macau SAR and Taiwan):

Lender: Shanghai Santeng Technology Co., Ltd. (the “WFOE”)

Legal representative: LU Qiaoling

Registered address: Room 121, 14/F, Building No.2, No.588 Zixing Road, Minhang District, Shanghai

Borrower: Qingdao Youyou Town Electronic Technology Co., Ltd.

Legal representative: LU Qiaoling

Registered address: Room 604, Building No. 2, No. 63 Haier Road, Laoshan District, Qingdao

In this Contract, the Lender and the Borrower are hereinafter collectively referred to as the “Parties” and individually a “Party”.

WHEREAS:

1.	Daxin Wealth Investment Management (Shanghai) Co., Ltd. (the “Borrower’s Company”) is a limited liability company duly established and validly existing under the PRC laws with a registered capital of RMB 39,286,000. The Borrower holds 100% equity interest in the Borrower’s Company. All the equity interests owned by the Borrower in the Borrower’s Company at present and in the future are collectively referred to as the “Borrower’s Equities”; and

2.	The Lender acknowledges that it agrees to provide the Borrower with a loan of RMB 200,000 hereunder for the purpose specified in this Contract.

NOW, THEREFORE, upon friendly consultation, the Parties hereby agree as follows:

Article 1 Loan

1.1	In accordance with the terms of this Contract, the Lender and the Borrower hereby acknowledge that the Lender is entitled to a creditor’s right of RMB 200,000 against the Borrower (the “Loan”), and please refer to Exhibit 1 for information regarding the loan owed by each Borrower. The term of the loan commences from the effective date of this Contract and ends on the day when the Lender exercises its exclusive option in accordance with the Exclusive Option Agreement under Article 1.1.4 of this Contract. In the case of any of the following circumstances, the Loan shall immediately become due, and the Borrower must repay the same immediately:

1.1.1	a 30-day period from the Lender’s delivery of the written notice requesting for repayment expires;

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

1.1.2	the Borrower is subject to termination, deregistration, liquidation and other circumstances involving termination of business;

1.1.3	the Borrower commits a crime or is involved in any criminal activity; or

1.1.4	pursuant to the applicable laws of the PRC, foreign investors are permitted to invest in the principle business that is currently conducted by the Borrower’s Company in the PRC with a controlling stake or in the form of wholly foreign-owned enterprises, the relevant competent authorities of China has begun to examine and approve such investments, and the Lender decides to exercise the exclusive option granted to it under the Exclusive Purchase Option Agreement dated March 9, 2020 among the Lender, the Borrower and the Borrower Company (the “Exclusive Option Agreement”).

1.2	Without the Lender’s prior approval, the Borrower shall not transfer this Contract to any other person.

1.3	The Borrower agree to accept the foresaid Loan rendered by the Lender and hereby agree and warrant that the Loan will be used for the purpose consented by the Lender.

1.4	The Lender and the Borrower hereby unanimously agree and acknowledge that the Borrower may repay the Loan in the following manner: after the Lender’s exercise of the Option under Exclusive Option Agreement, the Borrower shall transfer all of the Borrower’s Equities to the Lender or its designated person (legal or natural person), and, to the extent permitted by applicable laws, use all the proceeds of such transfer to repay the Loan to the Lender in accordance with this Contract and in the manner designated by the Lender.

1.5	The Lender and the Borrower hereby unanimously agree and acknowledge that, subject to applicable laws, the Lender shall have the right but not the obligation to purchase or designate any other person (legal or natural person) to purchase all or part of the Borrower’s Equities at the Purchase Price set forth in the Exclusive Option Agreement at any time.

1.6	Where the Borrower transfer any Borrower’s Equities owned by them to the Lender or its designated person, if the transfer price of such equities is equal to or lower than the principal sum of the Loan hereunder, the Loan under this Contract shall be deemed as an interest-free loan; provided that, if the transfer price of such equities exceeds the principal sum of the Loan hereunder, the excess portion shall be deemed as the interest of the Loan hereunder and shall be repaid to the Lender by the Borrower. The Borrower shall be deemed to have fully performed their repayment obligations hereunder when the person so designated by the Lender has acquired all the Borrower’s Equities (subject to completion of the registration with competent administration for industry and commerce), and/or the Borrower have repaid the principal and interests (if applicable) of the Loan to the Lender in full in accordance with this Contract and the Exclusive Option Agreement.

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

Article 2 Representations and Warranties

2.1	The Lender hereby makes the following representations and warranties to the Borrower as of the execution date hereof:

2.1.1	The Lender is a company duly established and validly existing under the PRC laws;

2.1.2	It has the power to execute and perform this Contract. The Lender’s execution and performance of this Contract comply with its business scope, articles of association or other organizational documents, and it has obtained all necessary and appropriate approvals and authorities to execute and perform this Contract; and

2.1.3	Upon execution, this Contract shall constitute the Lender’s legal, valid, and binding obligations and shall be enforceable against the Lender in accordance with its terms.

2.2	Each of the Borrower makes the following representations and warranties to the Borrower as of the execution date hereof:

2.2.1	The Borrower is a company duly established and validly existing under the PRC laws;

2.2.2	It has the power to execute and perform this Contract. The Borrower’s execution and performance of this Contract comply with its business scope, articles of association or other organizational documents, and it has obtained all necessary and appropriate approvals and authorities to execute and perform this Contract; and

2.2.3	Upon execution, this Contract shall constitute its legal, valid, and binding obligations and shall be enforceable against it in accordance with its terms; and

2.2.4	There is no pending or threatened dispute, litigation, arbitration, administrative penalty or any other legal proceeding in connection with the Borrower, which may affect the performance of this Contract.

Article 3 Undertakings of the Borrower

3.1	The Borrower, in their capacity of shareholders of the Borrower’s Company, hereby irrevocably undertake that, within the valid term of this Contract, they will cause the Borrower’s Company:

3.1.1	to strictly comply with all the terms of the Exclusive Option Agreement to which the Borrower’s Company is a party, and to refrain from any action/omission that is sufficient to affect the validity and enforceability of the Exclusive Option Agreement;

3.1.2	at the request of the Lender or its designated party, to execute contract/agreement in respect of business cooperation with the Lender or its designated party at any time;

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

3.1.3	to deliver to the Lender all the information in connection with its operation and financial condition upon the request of the Lender;

3.1.4	to immediately notify the Lender of any pending or threatened litigation, arbitration or administrative penalty in connection with its assets, business and revenues; and

3.1.5	to appoint any person designated by the Lender to act as the director of the Borrower’s Company upon the Lender’s request.

3.2	The Borrower undertake that, within the valid term of this Contract, they shall:

3.2.1	make their best efforts to cause the Borrower’s Company to conduct its principal business, the specific scope of which shall be subject to the business license;

3.2.2	strictly comply with the provisions of this Contract, the Equity Pledge Agreement (as set forth in Exhibit 2 hereto) (the “Equity Pledge Agreement”) and the Exclusive Option Agreement to which they are a party, and refrain from any action/omission which is sufficient to affect the validity and enforceability of this Contract, the Equity Pledge Agreement and the Exclusive Option Agreement;

3.2.3	Except as provided by the Equity Pledge Agreement, or with the prior written consent of the Lender, not sell, transfer, mortgage or otherwise dispose any legal or beneficial interests in the Borrower’s Equities, nor allow any other security interests to be created thereon;

3.2.4	cause the shareholders’ meeting and/or the board of directors of the Borrower’s Company not to approve any sale, transfer, mortgage or other disposition of the legal or beneficial interest in the Borrower’s Equities or the creation of any other security interest thereon, without the Lender’s prior written consent, except for sale, transfer, mortgage or other disposition made to the Lender or its designated person;

3.2.5	cause the shareholders’ meeting and/or the board of directors of the Borrower’s Company not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of the Lender;

3.2.6	immediately notify the Lender of any pending or threatened litigation, arbitration or administrative penalty in connection with the Borrower’s Equities;

3.2.7	execute all necessary or appropriate documents, take all necessary or appropriate actions, make all necessary or appropriate claims, and raise necessary and appropriate defenses against all claims, in order to maintain their ownership of the Borrower’s Equities;

3.2.8	without the Lender’s prior written consent, refrain from any action and/or omission that may have material effect on the assets, business and liabilities of the Borrower’s Company;

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

3.2.9	at the request of the Lender, appoint any persons designated by the Lender as the directors of the Borrower’s Company;

3.2.10	to the extent permitted by the PRC laws, and at the request of the Lender from time to time, unconditionally transfer the Borrower’s Equities to the Lender or its designated representative at any time, and cause other shareholders of the Borrower’s Company to waive their right of first refusal in respect of the equity transfer referred in this sub-article;

3.2.11	to the extent permitted by the PRC laws, and upon the Lender’s request at any time, cause other shareholders’ of the Borrower’s Company to unconditionally and promptly transfer their equity interests in the Borrower’s Company to the Lender or its designated representative, and the Borrower hereby waive their rights of first refusal to the equity transfer referred in this sub-article;

3.2.12	where the Lender purchases the Borrower’s Equities from the Borrower in accordance with the provisions of the Exclusive Option Agreement, use all such purchase price obtained by the Borrower to repay the Loan to the Lender; and

3.2.13	without the prior written consent of the Lender, not in any manner supplement, change or amend the articles of association of the Borrower’s Company, increase or decrease its registered capital, or otherwise change its capital structure.

Article 4 Liability for Breach of Contract

4.1	If the Borrower commit a material breach of any terms hereunder, the Lender shall have the right to immediately terminate this Contract by written notice to the Borrower, and the Borrower shall indemnify the Lender against all losses arising from such breach or the early termination of this Contract. The remedy set forth in this Article 4.1 shall be non-exclusive, and shall not impair or prejudice any other remedies to which the Lender may be entitled under this Contract or applicable laws.

4.2	Unless otherwise specified by laws, the Borrower shall in no event have the right to terminate or rescind this Contract.

4.3	If the Borrower fails to pay any sum pursuant to the schedule specified hereunder, a default interest shall be calculated thereon at a daily rate of 0.1% until the Borrower’s full repayment of such sum (including the default interest).

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

Article 5 Notices

5.1	All notices and other communications required or given under this Contract shall be delivered or sent to the receiving Party by way of personal delivery, registered mail (postage prepaid), commercial courier service or facsimile transmission. Each notice shall also be served by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

5.1.1	Notices given by personal delivery (including express mail service) shall be deemed effectively given on the day when an acknowledgement of receipt thereof is signed;

5.1.2	Notices given by registered mail (postage prepaid) shall be deemed effectively given on the 15th day after the date of the return receipt thereof;

5.1.3	Notices given by way of facsimile transmission shall be deemed effectively given on the date of transmission as shown on the facsimile, provided that, if such facsimile is given after 5 p.m. or on a non-business day at the place of receipt, it shall be deemed given on the business day immediately following the transmission date shown on such facsimile.

Article 6 Confidentiality Obligation

6.1	The Parties acknowledge and confirm that this Contract, its contents and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Contract shall be confidential information. The Parties shall maintain the confidentiality of all such confidential information, and shall not disclose any confidential information to any third party without the written consent of the other Party or Parties, except for the information which: (a) is already known to the public (without unauthorized disclosure by the receiving Party); (b) is required to be disclosed under the applicable laws or regulations, stock trading rules or orders of governmental authorities or courts; or (c) is required to be disclosed by a Party to its shareholders, directors, employees, legal or financial advisors for the transactions contemplated hereunder, provided that such shareholders, directors, employees, and legal or financial advisors shall be subject to the confidentiality obligations similar to those set forth in this Article. Any disclosure of confidential information by a shareholder, director, employee or engaged agency of a Party shall be deemed as a disclosure of such confidential information by such Party, who shall be liable for breach of contract in accordance with this Contract.

Article 7 Governing Law and Dispute Resolution

7.1	The conclusion, effectiveness, interpretation, performance, amendment and termination of this Contract and the resolution of disputes hereunder shall be governed by the laws of the PRC.

7.2	In the event of any dispute arising from or in connection with this Contract, either Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators who shall be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. In appropriate circumstances, the arbitration tribunal or arbitrators may award remedial measures in respect of equities or assets of the Parties in accordance with the dispute resolution clause and/or applicable PRC laws, including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets, or proposal for the winding-up of the Parties. In addition, in the course of forming the tribunal, Party A shall have the right to file an application to any court with competent jurisdiction (including courts in the PRC, Hong Kong and Cayman Islands) for grant of temporary reliefs.

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

7.3	In the event of any dispute arising out of the interpretation and performance of this Contract, or in the arbitration proceeding of any dispute, the Parties shall continue to exercise their respective rights hereunder and perform their respective obligations hereunder, except for matters under dispute.

Article 8 Taxes; Expenses

8.1	Each Party shall be liable for any and all taxes, costs and expenses incurred by or imposed on such Party in accordance with the PRC laws due to the preparation and execution of this Contract and each Transfer Contract as well as the consummation of the transactions contemplated hereunder and thereunder.

Article 9 Miscellaneous

9.1	This Contract shall come into effect on the day when it is duly signed by the Parties, and shall expire on the date on which the Parties have fulfilled their respective obligations hereunder.

9.2	This Contract is made in Chinese in two counterparts, with the Lender and each Borrower respectively holding one counterpart hereof, and each counterpart hereof shall have the same legal effect.

9.3	The Parties may amend and supplement this Contract by written agreement. Any amendment or supplementary agreement among the Parties in respect of this Contract shall be an integral part hereof, and have the same legal effect as this Contract.

9.4	In the event that one or more provisions of this Contract are held to be invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or impaired thereby in any aspect. The Parties shall, through negotiations in good faith, strive to replace such invalid, illegal or unenforceable provisions with the provisions which are valid to the greatest extent permitted by laws and desired by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5	The Exhibits attached to this Contract shall be integral parts hereof and have the same legal effect as this Contract.

9.6	Any obligations accruing or becoming due hereunder prior to the expiration or early termination of this Contract shall survive the expiration or early termination of this Contract. The provisions of Articles 4, 6 and 7 and this Article 9.6 shall survive the termination of this Contract.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

(Signature Page of the Loan Contract)

Lender:

Shanghai Santeng Technology Co., Ltd. (official seal)

By:	LU Qiaoling
Its Legal or Authorized Representative

Signed on this 9th day of March, 2020

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

(Signature Page of the Loan Contract)

Borrower:

Qingdao Youyou Town Electronic Technology Co., Ltd. (official seal)

By:	LU Qiaoling
Its Legal or Authorized Representative

Signed on this 9th day of March, 2020

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

Exhibit 1 Borrower’s Information

Name	PRC Enterprise Unified Social Credit No.	Contribution to Borrower’s Company (RMB)	Shareholding Ratio in Borrower’s Company	Loan Amount (RMB)
Qingdao Youyou Town Electronic Technology Co., Ltd	913702126678933964	39,286,000	100%	200,000

Qingdao Buytop Payment Service Co., Ltd.	Loan Contract

Exhibit 2 Equity Pledge Agreement